effective as of May 3, 2010

AMENDED AND RESTATED BY-LAWS
OF
NU HORIZONS ELECTRONICS CORP.
(A Delaware Corporation)

ARTICLE I

STOCKHOLDERS

SECTION 1.       Place of Meetings.  Meetings of stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.

SECTION 2.       Annual Meetings.  The annual meeting of stockholders shall be held on the date and at the time fixed from time to time as the Board of Directors shall determine, as established by a resolution adopted by the affirmative vote of a majority of the total number of directors. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be:  (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder in accordance with (i) Section 8 of this Article I of these By-Laws for any business other than the nomination of a person for election as a director or (ii) Sections 10, 11 and 12 of Article II of these By-Laws for any nomination of a person for election as a director.

SECTION 3.       Special Meetings.  Except as otherwise required by law, special meetings of the stockholders may be called only by the Board of Directors.

SECTION 4.       Notice of Meetings.  Written notice of each meeting of the stockholders stating place, date and hour of the meeting shall be given by or at the direction of the Board of Directors to each stockholder entitled to vote at the meeting at least ten, but not more than 60, days prior to the meeting.  Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is called and no other business shall be transacted thereat except as stated in such notice.

SECTION 5.       Quorum; Adjournments of Meetings.  The holders of the issued and outstanding shares of the capital stock of the Corporation entitled to cast a majority of the votes entitled to be cast by the holders of all classes of capital stock of the Corporation entitled to vote generally in elections of directors, considered for this purpose as one class, present in person or represented by proxy, shall constitute a quorum for the transaction of business at such meeting except as otherwise provided by statute, the Certificate of Incorporation or these By-Laws.  Without regard to whether a quorum is constituted, either the chairman presiding at the meeting of stockholders or the holders of a majority of the votes entitled to be cast by the holders of all classes of the Corporation’s capital stock so present or represented may adjourn the meeting to another time or place, whereupon the meeting may be held, as adjourned, without further notice, except as required by law, and any business may be transacted thereat which might have been transacted at the meeting as originally called.

SECTION 6.       Voting & Proxies.  At any meeting of the stockholders, every registered owner of shares entitled to vote may vote in person or by proxy and, except as otherwise provided by statute, in the Certificate of Incorporation or these By-Laws, shall have one vote for each such share standing in his name on the books of the Corporation.  At each meeting of the stockholders of the Corporation, every stockholder having the right to vote may authorize another person to act for him or her by proxy.  Such authorization must be in writing and executed by the stockholder or his or her authorized officer, director, employee, or agent.  To the extent permitted by law, a stockholder may authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission provided that the telegram, cablegram or electronic transmission either sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other electronic was authorized by the stockholder.  A copy, facsimile transmission or other reliable reproduction of a writing or transmission authorized by this Section 6 of Article I may be substituted for or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission.  No proxy authorized hereby shall be voted or acted upon more than three years from its date, unless the proxy provides for a longer period.  No ballot, proxies or votes, nor any revocations thereof or changes thereto shall be accepted after the time set for the closing of the polls announced at the meeting of stockholders unless the Court of Chancery upon application of a stockholder shall determine otherwise.  Each proxy shall be delivered to the inspectors of election prior to or at the meeting.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing a subsequent duly executed proxy with the Secretary of the Corporation.  The vote for directors shall be by ballot. A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 11 of Article II of these By-Laws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the day next preceding the date the Corporation first mails its notice of meeting for such meeting to stockholders. Unless a greater number of affirmative votes is required by the Certificate of Incorporation, these By-Laws, the rules or regulations of any stock exchange applicable to the Corporation, or as otherwise required by law or pursuant to any regulation applicable to the Corporation, if a quorum exists at any meeting of stockholders, stockholders shall have approved any matter, other than the election of directors if by plurality vote, if the votes cast by stockholders present in person or represented by proxy at the meeting and entitled to vote on the matter in favor of such matter exceed the votes cast by such stockholders against such matter.

SECTION 7.       Inspectors of Election.  The Board of Directors, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of stockholders, shall have power to appoint one or more persons to act as inspectors of election at the meeting or any adjournment thereof, but no candidate for the office of director shall be appointed as an inspector at any meeting for the election of directors.  Each inspector, before entering upon discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of votes, proxies and ballots, (iii) count all votes, proxies and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes, proxies and ballots.  Such certification shall specify such other information as may be required by law.  In determining the validity and counting of votes, proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law.

SECTION 8.       Notice of Stockholder Proposal for Business other than Nominations.

8.1.        Notice Requirements.  For business to be properly brought before an annual meeting by a stockholder (other than the nomination of a person for election as a director, which is governed by Sections 10, 11 and 12 of Article II of these By-Laws), the stockholder intending to propose the business at the annual meeting (a “Proponent”) must have given timely notice in writing to the Secretary of the Corporation of the intention to propose such business and such business must otherwise be a proper matter for stockholder action.  To be timely, such notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made by the Corporation.  In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.  (For purposes of these By-Laws, public disclosure shall be deemed to include a disclosure made in a press release reported by the Dow Jones News Services, Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).  A Proponent’s notice to the Secretary shall set forth as to each matter the Proponent proposes to bring before the annual meeting:  (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address of the Proponent, and of any holder of record of the Proponent’s shares as they appear on the Corporation’s books, (C) the class and number of shares of the Corporation which are owned by the Proponent (beneficially and of record) and owned by any holder of record of the Proponent’s shares, as of the date of the Proponent’s notice, and a representation that the Proponent will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (D) any material interest of the Proponent in such business, (E) a description of any agreement, arrangement or understanding with respect to such business between or among the Proponent and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proponent will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (F) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proponent’s notice by, or on behalf of, the Proponent or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any of its affiliates or associates with respect to shares of stock of the Corporation, and a representation that the Proponent will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (G) a representation that the Proponent is a holder of record of shares of the Corporation entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to propose such business, and (H) a representation as to whether the Proponent intends to deliver a proxy statement and form of proxy to stockholders of the Corporation and/or otherwise solicit proxies from stockholders in support of the proposal.

8.2.        Ineffective Notice.  If the chairman presiding at the annual meeting determines that any business (other than the nomination of a person for election as a director, which is governed by Sections 10, 11 and 12 of Article II of these By-Laws) was not made in accordance with the applicable provisions of these By-Laws, such business shall not be transacted.  Notwithstanding anything in these By-Laws to the contrary, unless otherwise required by law, if a Proponent intending to propose business at an annual meeting pursuant to this Section 8 of Article I does not provide the information required under subparagraphs (C), (E) and (F) of this Section 8 to the Corporation promptly following the later of the record date or the date notice of the record date is first publicly disclosed, or the Proponent (or a qualified representative of the Proponent) does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Corporation.  The requirements of this Section 8 of Article I shall apply to any business to be brought before an annual meeting by a stockholder (other than the nomination of a person for election as a director, which is governed by Sections 10, 11 and 12 of Article II of these By-Laws) whether such business is to be included in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or presented to stockholders by means of an independently financed proxy solicitation.  The requirements of this Section 8 of Article I are included to provide the Corporation notice of a stockholder’s intention to bring business before an annual meeting and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business before an annual meeting.

SECTION 9.       Action by Stockholders Without a Meeting.  Except as otherwise provided by statute, any action which could be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, are (a) signed by the holders of outstanding stock having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (b) delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the records of proceedings of meetings of stockholders.  Delivery made to the Corporation’s registered office shall be by hand or by certified mail or registered mail, return receipt requested.  Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless written consents signed by a significant number of stockholders to take such action are delivered to the Corporation, in the manner required by this section, within sixty (or the maximum number permitted by applicable law) days of the date of the earliest dated consent delivered to the Corporation in the manner required by this section.  The validity of any consent executed by a proxy for a stockholder pursuant to a telegram, cablegram, or other means of electronic transmission transmitted to such proxy holder by or upon the authorization of the stockholder shall be determined by or at the direction of the Secretary of the Corporation.  A written record of the information upon which the person making such determination relied shall be made and kept in the records of the proceedings of the stockholders.  Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the stockholders.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

SECTION 10.     Fixing the Record Date.

10.1.      Meetings.  For the purpose of determining stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not fewer than thirty nor more than sixty (or the maximum number permitted by applicable law) days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

10.2.      Consent to Corporate Action Without a Meeting.  For the purpose of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors shall fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which resolution shall be adopted within ten days of the date on which the request for such written action is received; provided that such record date shall not be more than ten (or the maximum number permitted by applicable law) days after the date of adoption of the resolution fixing the record date.

10.3.      Dividends, Distributions, and Other Rights.  For the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (or the maximum number permitted by applicable law) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE II

BOARD OF DIRECTORS

SECTION 1.       General Powers.  Except as provided in the Certificate of Incorporation or these By-Laws, the affairs, business and property of the Corporation shall be managed and controlled by the Board of Directors.  The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

SECTION 2.       Number of Directors.  The number of directors of the Corporation shall not be less than three nor more than eleven, and may be changed from time to time by action of not less than a majority of the members of the Board then in office.  Whenever the words “whole Board”, “entire Board” or “total number of directors” are used in these By-Laws, such words shall mean the number of directors fixed by the Board and then in effect in accordance with the provisions of the Certificate of Incorporation or these By-Laws.

SECTION 3.       First Meeting.  The first meeting of each newly elected Board of Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of stockholders or any adjournment thereof at the place the annual meeting of stockholders was held at which such directors were elected, or at such other place as a majority of the members of the newly elected Board who are then present shall determine, for the election or appointment of officers for the ensuing year and the transaction of such other business as may be brought before such meeting.

SECTION 4.       Regular Meetings.  Regular meetings of the Board of Directors, other than the first meeting, may be held without notice at such times and places as the Board of Directors may from time to time determine.

SECTION 5.       Special Meetings.  Special meetings of the Board of Directors may be called by order of the Chairman of the Board, any Vice Chairman of the Board, the President or any two directors.  Notice of the time and place of each special meeting shall be given by or at the direction of the person or persons calling the meeting by mailing the same at least two days before the meeting or by telephoning, telegraphing or delivering personally the same at least twenty-four hours before the meeting to each director.  Except as otherwise specified in the notice thereof, or as required by statute, the Certificate of Incorporation or these By-Laws, any and all business may be transacted at any special meeting.

SECTION 6.       Attendance by Communications Equipment.  Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or of any committee designated by the Board, may participate in a meeting of the Board or any such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other. Participation in any meeting by such means shall constitute presence in person at such meeting.  Any meeting at which one or more members of the Board of Directors, or of any committee designated by the Board, shall participate by means of conference telephone or similar communications equipment shall be deemed to have been held at the place designated for such meeting, provided that at least one member is at such place while participating in the meeting.

SECTION 7.       Action Without Meetings.  Any action required or permitted to be taken at any meeting of the Board of Directors or any committee designated by such Board may be taken without a meeting, if all members of the Board or committee consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

SECTION 8.       Quorum; Vote.  A majority of the directors then in office shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting to another time or place from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice.  Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all matters coming before any meeting of the Board of Directors shall be decided by the vote of a majority of the directors present at the meeting, a quorum being present.

SECTION 9.       Compensation.  A director or member of a committee may serve the Corporation in any other capacity and receive compensation therefor.  Each director or member of a committee, other than directors who are officers or employees of the Corporation, may receive for his or her services as director or member of a committee, compensation (whether in the form of attendance fees, fixed remuneration, or otherwise) in such amount as may be fixed from time to time by the Board of Directors, in addition to reimbursement of traveling or like expenses.

SECTION 10.     Eligibility to Make Nominations.  Nominations of candidates for election as directors at any meeting of stockholders called for election of directors (an “Election Meeting”) may be made (1) by any stockholder entitled to vote at such Election Meeting only in accordance with the procedures established by Section 11 of this Article II, or (2) by the Board of Directors.  In order to be eligible for election as a director, any director nominee must comply with the provisions of these By-Laws.

SECTION 11.     Procedures for Nominations by Stockholders.

11.1.      Notice Requirements.  Any stockholder entitled to vote for the election of a director at an Election Meeting may nominate one or more persons for such election only if written notice of such stockholder’s intent to make such nomination is delivered to or mailed and received by the Secretary of the Corporation.  Such notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting.  The written notice of the stockholder intending to make the nomination (the “Proponent”) shall set forth:  (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee, (iv) with respect to each nominee for election or reelection to the Board of Directors, the completed and signed questionnaire, representation and agreement required by Section 12 of this Article II, (v) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed, under the rules of the United States Securities and Exchange Commission, and (vi) as to the Proponent:  (A) the name, age and address of the Proponent, and of any holder of record of the Proponent’s shares as they appear on the Corporation’s books, (B) the class and number of shares of the Corporation which are owned by the Proponent (beneficially and of record) and owned by any holder of record of the Proponent’s shares, as of the date of the Proponent’s notice, and a representation that the Proponent will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (C) a description of any agreement, arrangement or understanding with respect to such nomination between or among the Proponent and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proponent will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proponent’s notice by, or on behalf of, the Proponent or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any of its affiliates or associates with respect to shares of stock of the Corporation, and a representation that the Proponent will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (E) a representation that the Proponent has continuously held at least $1,000 in market value, or 1%, of the Corporation’s outstanding capital stock entitled to vote for at least one year by such date of giving written notice or a representation that the Proponent is entitled to cast votes with respect to at least 5% of the outstanding capital stock of the Corporation, (F) a representation that the Proponent is a holder of record of shares of the Corporation entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (G) a representation as to whether the Proponent intends to deliver a proxy statement and form of proxy to stockholders of the Corporation and/or otherwise solicit proxies from stockholders in support of the nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

11.2.      Ineffective Notice.  If the chairman presiding at the Election Meeting determines that a nomination of any candidate for election as a director was not made in accordance with the applicable provisions of these By-Laws, such nomination shall be void.  Notwithstanding anything in these By-Laws to the contrary, unless otherwise required by law, if a Proponent intending to make a nomination at an Election Meeting pursuant to this Section 11 of Article II does not provide the information required under clauses (B) through (D) of subparagraph (vi) of Section 11.1 of Article II to the Corporation promptly following the later of the record date or the date notice of the record date is first publicly disclosed, or the Proponent (or a qualified representative of the Proponent) does not appear at the meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

SECTION 12.     Submission of Questionnaire.     To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 11 of this Article II of these By-Laws) to the Secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Corporation and (iv) consents to serve as a director of the Corporation if so elected.

ARTICLE III

COMMITTEES

SECTION 1.       Executive Committee.  The Board of Directors may, by resolution passed by a majority of the whole Board, designate from among its members an Executive Committee to consist of three or more members and may designate one of such members as chairman.  The Board may also designate one or more of its members as alternates to serve as a member or members of the Executive Committee in the absence of a regular member or members.  Except as provided in Section 4 of this Article III, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and the Executive Committee may authorize the seal of the Corporation to be affixed to all papers which may require it.

SECTION 2.       Other Committees.  The Board of Directors shall establish a Compensation Committee, an Audit Committee and a Corporate Governance Committee, each of such Committees consisting of independent directors qualified for service thereon in accordance with all laws, regulations and stock exchange rules applicable to the Corporation. Each Committee shall prepare and recommend to the Board of Directors for adoption a charter, and any amendments thereto, which shall establish the duties and responsibilities of the Committee. The Board of Directors may establish from time to time such other committees as it deems appropriate. The Board of Directors, acting by a majority of the whole Board, may also appoint from among its own members or otherwise such other committees as the Board may determine, to have such powers and duties as shall from time to time be prescribed by the Board and which, in the discretion of the Board, may be designated as committees of the Board.

SECTION 3.       Quorum and Discharge.  A majority of the entire committee shall constitute a quorum for the transaction of business of any committee and may fix its rules of procedure. The Board of Directors may discharge any committee either with or without cause at any time.

SECTION 4.      Powers of Committees.  No committee designated or appointed by the Board of Directors shall have the power or authority of the Board in reference to (a) amending the Certificate of Incorporation, (b) adopting an agreement of merger or consolidation, (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, (d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, (e) amending the By-Laws of the Corporation, (f) declaring dividends, (g) designating committees, (h) filling vacancies among committee members or (i) removing officers.  The Executive Committee shall have the power and authority of the Board to authorize the issuance of shares of capital stock of the Corporation of any class or any series of any class.

SECTION 5.       Committee Meetings.  Regular meetings of any committee designated or appointed by the Board of Directors shall be held at such times and places and on such notice, if any, as the committee may from time to time determine.  Special meetings of any committee designated or appointed by the Board may be called by order of the Chairman of the Board, any Vice Chairman of the Board, President of the Corporation, Chairman of the committee or any two members of any such committee.  Notice shall be given of the time and place of each special meeting by mailing the same at least two days before the meeting or by telephoning, telegraphing or delivering personally the same at least twenty-four hours before the meeting to each committee member.  Except as otherwise specified in the notice thereof or as required by statute, the Certificate of Incorporation or these By-Laws, any and all business may be transacted at any regular or special meeting of a committee.  The Secretary of the Corporation shall keep the minutes of the meetings of all committees designated or appointed by the Board of Directors and shall be the custodian of all such corporate records.

ARTICLE IV

OFFICERS

SECTION 1.       Number and Designation.  The Board of Directors shall elect as executive officers:  a Chairman of the Board, a President, Chief Executive Officer, one or more Vice Presidents (each of whom may be assigned by the Board of Directors or the Chief Executive Officer an additional title descriptive of the functions assigned to such officer and one or more of whom may be designated executive or senior Vice President), a Secretary and a Treasurer.  The Board of Directors may also elect one or more Vice Chairmen of the Board, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers, as the Board of Directors may deem necessary.  The Chairman of the Board, any Vice Chairman of the Board and the President shall be elected from among the directors.  Any two offices may be held by one person, but in any case where the By-Laws or resolutions of the Board of Directors provide for the signature of the incumbents of two or more offices of the Corporation upon the certificates of stock, notes, checks or other instruments or documents issued by they Corporation, no one person shall sign in more than one capacity. The executive officers shall be elected annually by the Board of Directors at its first meeting following the annual election of directors, but in the event of the failure of the Board so to elect any executive officer, such executive officer may be elected at any subsequent meeting of the Board of Directors.  The Board of Directors may at any meeting elect additional Vice Presidents or assistant officers.  Each executive officer shall hold office until the first meeting of the Board of Directors following the next annual election of directors and until his successor shall have been duly elected and qualified, except in the event of the earlier termination of his term of office through death, resignation, removal or otherwise.  Any vacancy in an executive office may be filled for the unexpired portion of the term of such office by the Board of Directors at any regular or special meeting.

SECTION 2.       The Chairman of the Board.  The Chairman of the Board (i) shall preside at all meetings of the stockholders and of the Board of Directors, (ii) may execute stock certificates, contracts and other instruments in the name of the Corporation, and appoint and discharge agents and employees, and (iii) shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

SECTION 3.       Vice Chairman of the Board.  The Vice Chairman of the Board, or if more than one, the Vice Chairmen of the Board, (i) to the extent empowered by the Board, shall perform the duties of the Chairman of the Board in the absence of the Chairman of the Board, or in the event of his inability to act, (ii) shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe, and (iii) may also execute stock certificates, contracts and other instruments in the name of the Corporation, and appoint and discharge agents and employees.

SECTION 4.       President.  The President (i) shall have such powers and perform such duties as the Board of Directors may from time to time prescribe, (ii) in the absence of and/or in the event of the inability of both the Chairman of the Board and the Vice Chairman of the Board to act, shall perform the duties of the Chairman of the Board, (iii) may execute stock certificates, contracts and other instruments in the name of the Corporation, and (iv) except as herein otherwise provided, shall perform all other duties incident to the office of President.

SECTION 5.       Chief Executive Officer.  The officer designated by the Board of Directors as the Chief Executive Officer of the Corporation shall have general and active control of its business and affairs.  The Chief Executive Officer shall have general power to appoint or designate all employees and agents of the Corporation whose appointment or designation is not otherwise provided for and to fix the compensation thereof, subject to the provisions of these By-Laws; to remove or suspend any employee or agent who shall not have been elected or appointed by the Board of Directors or other body; to suspend for cause any employee, agent, or officer, other than an elected officer, pending final action by the body which shall have appointed such employee, agent, or officer; and to exercise all the powers usually pertaining to the office held by the Chief Executive Officer of a corporation.

SECTION 6.       Vice Presidents.  Whenever there is more than one Vice President, the Board of Directors shall decide upon the order of their seniority and may designate one or more to be executive or senior Vice Presidents.  In the absence or inability to act of the President, or if the office of President be vacant, the Vice Presidents, in order of seniority, subject to the right of the Board of Directors from time to time to extend or confine such powers and duties, may exercise all the powers of the President.  Each Vice President shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors.

SECTION 7.       Treasurer.  The Treasurer, subject to the right of the Board of Directors from time to time to extend or confine his powers and duties or assign them to others, shall have general supervision over the care and custody of the funds and securities of the Corporation and shall deposit in the name of the Corporation in such bank or banks, trust company or trust companies, and in such safe deposit company or companies or invest in securities of such money market fund or funds, as the Board of Directors or the executive committee may designate, shall have supervision over the accounts of all receipts and disbursements of the Corporation, shall, whenever required by the Board, render or cause to be rendered financial statements of the Corporation, shall have the powers and perform the duties usually incident to the office of Treasurer, and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

SECTION 8.       Secretary.  The Secretary, subject to the right of the Board of Directors from time to time to extend or confine his powers and duties or to assign them to others, shall act as Secretary of all meetings of the stockholders and of the Board of Directors at which he is present, shall have supervision over the giving and serving of notices of the Corporation, shall be the custodian of the corporate records and of the corporate seal of the Corporation, shall be empowered to affix the corporate seal to documents, execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed may attest the same, shall exercise the powers and perform the duties usually incident to the office of Secretary, and shall exercise such other powers and perform such other duties as may be assigned to him by the Board of Directors. The Secretary shall, if the law so provides, be sworn to the faithful discharge of his duties.

SECTION 9.       Other Officers.  The Assistant Secretaries, the Assistant Treasurers and all other officers shall hold office during the pleasure of the Board of Directors and shall exercise such powers and perform such duties as may be assigned to each by the Board of Directors.

SECTION 10.     Term of Office; Removal and Vacancy.  Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal.  Any officer or agent shall be subject to removal with or without cause at any time by the Board of Directors. Vacancies in any office whether occurring by death, resignation, removal or otherwise, may be filled by the Board of Directors.

SECTION 11.     Power to Vote Stock.  Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board and the President each shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders of any corporation in which the Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock.  The Board of Directors may, from time to time, confer like powers upon any other person or persons.

ARTICLE V

CAPITAL STOCK

SECTION 1.      Certificates for Stock.  Each holder of stock represented by certificates shall be entitled to a certificate or certificates  signed by or in the name of the Corporation by the Chairman of the Board,  the Vice Chairman of the Board,  the President, or a Vice President and by the Treasurer, an Assistant  Treasurer,  the Secretary or an Assistant  Secretary,  certifying the number of shares of stock of the Corporation owned by such  stockholder.  Any or all of the signatures on the certificates may be a facsimile.

In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he, she or it was such officer, transfer agent or registrar at the date of issue.

All certificates of each class or series shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued.  Every certificate shall certify the name of the person owning the shares represented thereby, with the number of shares and the date of issue.  The names and addresses of all persons owning shares of the Corporation, with the number of shares owned by each and the date or dates of issue of the shares held by each, shall be entered in the books of the Corporation kept for that purpose by the proper officers, agents or employees of the Corporation.

SECTION 2.       Transfer of Stock.  Shares of stock represented by certificates shall be transferable on the books of the Corporation by the holder thereof, in person or by duly authorized attorney, upon the surrender for cancellation of the certificate or certificates representing the shares to be transferred, properly endorsed, with such proof or guarantee of the authenticity of the signature as the Corporation or its agents may reasonably require.

Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, issuance of new equivalent uncertificated shares or certificated shares (as applicable) shall be made to the stockholder entitled thereto and the transaction shall be recorded upon the books of the Corporation.

SECTION 3.       Ownership of Stock.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

SECTION 4.       Lost, Stolen or Destroyed Certificates.  The Board of Directors may direct a new certificate or certificates or one or more uncertificated shares (as applicable) to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. In its discretion and as a condition precedent to the issuance of any such new certificate or certificates or one or more uncertificated shares, the Board of Directors may require that the owner of such lost, stolen or destroyed certificate or certificates, or such person’s legal representative, advertise the same in such manner as the Board shall require and/or give the Corporation and its transfer agent or agents, registrar or registrars a bond in such form and amount as the Board of Directors may direct as indemnity against any claim that may be made against  the Corporation and its transfer agent or agents, registrar or registrars, and that the owner requesting such new certificate or certificates or one or more uncertificated shares obtain a final order or decree of a court of competent jurisdiction as such owner’s right to receive such new certificate or certificates or one or more uncertificated shares.

ARTICLE VI

MISCELLANEOUS

SECTION 1.       Corporate Seal.  The seal of the Corporation shall be circular in form and shall contain the name of the Corporation and the year and state of incorporation.

SECTION 2.       Fiscal Year.  The Board of Directors shall have power to fix and, from time to time, change the fiscal year of the Corporation.

SECTION 3.       Amendments.  The Board of Directors shall have the power to make, alter or repeal the By-Laws of the Corporation subject to the power of the stockholders to alter or repeal the By-Laws made or altered by the Board of Directors.

SECTION 4.       Checks.  All checks, drafts, notes and other orders for the payment of money shall be signed by such officer or officers or agents from time to time may be designated by the Board of Directors or by such officers of the Corporation as may be designated by the Board to make such designation.

ARTICLE VII

INDEMNIFICATION

SECTION 1.       Right to Indemnification.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity, or other enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and reasonable expenses (including reasonable attorneys’ fees) incurred by such person.  The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

SECTION 2.       Prepayment of Expenses.  The Corporation shall pay the reasonable expenses (including reasonable attorneys’ fees) incurred by an officer or director of the Corporation in defending any proceeding in advance of its final disposition, provided, however, that the payment of such expenses shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it is, and to the extent that it is, ultimately determined that the director or officer is not entitled to be indemnified.  Payment of such reasonable expenses incurred by other employees and agents of the Corporation may be made by the Board of Directors in its discretion upon such terms and conditions, if any, as it deems appropriate.

SECTION 3.       Nonexclusivity of Rights.  The right conferred on any person by this Article VII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 4.       Other Indemnification.  The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person actually collects as indemnification from such other corporation, partnership, joint venture, trust, non-profit entity, or other enterprise.

SECTION 5.       Amendment or Repeal.  Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.